Exhibit 99.1

Media Contact:
Kelly Delany, CallWave Inc
805.690.4040 or kelly.delany@callwave.com

CallWave Announces Technology Veteran Jeffrey Cavins

as President and Chief Executive Officer

SANTA BARBARA, Calif.—(BUSINESS WIRE)—September 5, 2007—CallWave, Inc. (Nasdaq:CALL) announced today that Jeffrey Cavins has been named President and Chief Executive Officer. Mark Stubbs, who has been the acting Chief Executive Officer as well as the Chief Financial Officer, will continue as Chief Financial Officer.

Cavins brings over 19 years of senior-level experience and operational excellence to CallWave, including executive management and directorship positions in emerging growth technology, software, internet, and digital media companies, including Loudeye Corporation (NASDAQ: LOUD), Exodus Communications and CSI Digital.

As President and CEO of Loudeye, a digital media distribution technology company, Cavins orchestrated the Company’s renewed growth strategy and return to profitability. During his tenure, he expanded the Company globally, establishing Loudeye as the world leader in digital media distribution, developed strategic partnerships with such companies as Microsoft, Nokia, and Virgin, and grew shareholder value by over 1,700 percent. The Company was subsequently acquired by Nokia in October 2006.

As Senior Vice President for Exodus Communications, a leading managed hosting and interactive web services company, he was responsible for almost a billion dollars in revenue, 1,100 employees, and strategic partnerships with such industry leaders as Google, Yahoo!, and MSN. Prior to that, Cavins served as President and CEO of CSI Digital where the Company was named first place winner of the Deloitte & Touche Fast-50 Award in Washington State and recognized as one of America’s fastest growing private companies. Cavins also spent nearly a decade in the Broadcast Division of Sony Corporation.

“We welcome Jeff to the executive team and feel that he has the strengths needed to successfully lead CallWave, grow market share, and return the company to sustainable profitability,” said Peter Sperling, Chairman of the Board of Directors. “His experience and business acumen will accelerate our ability to realize the powerful potential and competitive advantage we have in delivering innovative voice, text, and fax services.”

“I’m excited to be joining CallWave at such a key time in the Company’s growth and development,” added Jeff Cavins. “The Company has strong core technology and strategic assets that will be exploited to grow the business and extended into new service offerings. We are enhancing the usability of unified communications and transforming mobile communications and traditional voicemail into a highly valued experience for today’s mobile professional.”

Continued Cavins, “CallWave has already established an early lead in providing services that converge voice and text communications and solve the interoperability challenges that users experience across their various communication devices. Our rapidly expanding customer base in the new products launched over the last year, which have generated more than one million new registered users, is solid evidence that there is clear market demand for these services.”

Mr. Cavins will be joining the Board of Directors for CallWave. He is also a member of the Board of Directors for the Human BioMolecular Research Institute in San Diego, California and Jacent Technologies in Santa Clara, California.

About CallWave

CallWave is leading the way in developing unified communications that make phones and computers work better together. The Company’s services are interoperable across mobile and landline communications devices and a users existing phone number and service provider. CallWave enables consumers and businesses to get more out of the devices they use everyday—their computers and phones. CallWave also private-labels its full suite of services to partners and carriers. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements